                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants we hereby consent to the use of our report, dated April 10, 1996, except for Note 3, as to which the date is May 31, 1996, on our audit of the balance sheet of HomeSide, Inc. (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Jacksonville, Florida

September 9, 1996

                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent certified public accountants, we hereby consent to the use of our report, dated March 8, 1996, on our audits of the consolidated financial statements of Barnett Mortgage Company and subsidiaries (and to all references to our firm) included in or made a part of this registration statement.

ARTHUR ANDERSEN LLP

Jacksonville, Florida

September 9, 1996